UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 19, 2012

CTS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:           (574) 523-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
     240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
     240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2012, the CTS Corporation (the “Company”) Board of Directors elected Kieran O’Sullivan (age 50) to serve as President and Chief Executive Officer of the Company effective January 7, 2013.  A full text of the press release dated November 19, 2012 announcing the election is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  As further discussed in the press release, the Company’s current President and CEO, Vinod M. Khilnani, will step down from such roles, effective January 7, 2013, but will continue as a Director of the Company and its Executive Chairman until the 2013 Annual Meeting of Shareholders.  It is anticipated that Mr. O’Sullivan will be appointed to the Board of Directors as soon as practicable following his effective date.  Currently, Mr. O’Sullivan is Executive Vice President of Continental AG’s Global Infotainment and Connectivity Business and leads the NAFTA Interior Division, having joined Continental AG, a global automotive supplier, in 2006 as part of the acquisition of Motorola’s Automotive Electronics Business.  Prior to that, Mr. O’Sullivan served in various senior management roles at Motorola, Inc. since 1990, including the head of the Interior Electronics Business Unit, Corporate Vice President, and General Manager and co-leader of Motorola’s global automotive business.

The Board of Directors approved an annual salary of $630,000 for Mr. O’Sullivan.  Mr. O’Sullivan will receive a signing bonus of $370,000 and will be reimbursed for relocation expenses, pursuant to the Company’s standard relocation policy.  In addition to his base salary, Mr. O’Sullivan is eligible to receive a total target bonus of 85% of annual base salary under the CTS Corporation 2013 Management Incentive Plan and other benefits, including reimbursement up to $5,000 for financial planning services, up to $2,500 for tax preparation services and up to $2,000 for an annual physical.  Mr. O’Sullivan is also eligible to participate in a standard set of health and welfare benefits offered to employees in general.  In connection with his election as President and Chief Executive Officer, the Board of Directors intends to grant Mr. O’Sullivan 65,000 service-based restricted stock units under the terms of the CTS Corporation 2009 Omnibus Equity and Performance Incentive Plan and the Prototype Named Executive Officer Restricted Stock Unit Agreement previously filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K dated May 28, 2009.  The Board of Directors also intends to grant Mr. O’Sullivan 65,000 performance-based restricted stock units under the CTS Corporation 2009 Equity and Performance Incentive Plan at the same time.  The performance criteria and other terms of the performance-based restricted stock unit grant have not yet been determined.

The Company will enter into a severance agreement with Mr. O’Sullivan that becomes operative only upon a change-in-control of the Company, the form of which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  Generally under the terms of the severance agreement, if Mr. O’Sullivan is terminated within three years after a change in control other than for cause or on account of death or disability, he will be entitled to, among other things, (a) a lump sum payment equal to two times the sum of the greater of (i) his base salary at the time of the change-in-control and (ii) his average base salary over the three years prior to termination, plus the greater of his average incentive pay over the three years prior to the change-in-control or his target incentive pay for the year in which the change-in-control occurred and (b) in consideration of the non-compete provision contained in the severance agreement, a lump sum equal to one times the sum of the greater of (i) his base salary at the time of the change-in-control and (ii) his average base salary over the three years prior to termination, plus the greater of his average incentive pay over the three years prior to the change-in-control or his target incentive pay for the year in which the change-in-control occurred.  Mr. O’Sullivan will also be eligible to receive severance benefits under the Company’s Executive Severance Policy, which is filed as exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, at the president and chief executive officer level.

Item 9.01              Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.                                      Exhibit Description

10.1
CTS Corporation Prototype Change in Control Agreement (incorporated by reference to Exhibit 10(x) to CTS Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 1-4639))

10.2
CTS Corporation Executive Severance Policy, effective as of September 10, 2009 (incorporated by reference to Exhibit 10(a) to CTS Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2009 (File No. 1-4639))

99.1                               Press Release dated November 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

By:              s/ John R. Dudek
Name:          John R. Dudek
Title:            Vice President, General Counsel and Secretary

Date:  November 20, 2012

EXHIBIT INDEX

Exhibit No.                                      Exhibit Description

10.1
CTS Corporation Prototype Change in Control Agreement (incorporated by reference to Exhibit 10(x) to CTS Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 1-4639))

10.2
CTS Corporation Executive Severance Policy, effective as of September 10, 2009 (incorporated by reference to Exhibit 10(a) to CTS Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2009 (File No. 1-4639))

99.1                               Press Release dated November 19, 2012